Contact:
Alexis Pascal
Stapleton Communications
650.470.4209


            MathStar Announces Second Quarter 2007 Financial Results

          Revenues of 120,000; $40 Million Follow-On Offering Completed

HILLSBORO, Ore., Aug. 7, 2007 -- MathStar, Inc. (NASDAQ: MATH), a fabless semiconductor company specializing in high-performance programmable logic, today announced results for its second quarter of 2007, ended June 30, 2007. Revenues in the second quarter were $120,000, compared with $10,000 in the same period last year. Net loss per share was $0.19 in the second quarter of 2007, compared with $0.31 per share in the same quarter a year ago.

"In the second quarter, we successfully completed a follow-on offering of 25 million shares of common stock, which netted the company $36.5 million," said Doug Pihl, president and chief executive officer. "We believe that the funds raised are sufficient to get us to cash flow breakeven," he said.

The company reported second quarter gross margins of 55 percent.

Research and development expenses decreased $593,000 or 19 percent to $2.6 million, down from the $3.2 million reported in the same quarter a year ago. The decrease was a result of reductions in engineering material, lower design tools costs, lower contracted services and lower administrative costs. The decrease was partially offset by the increase in employee related expenses.

For the quarter ended June 30, 2007, selling, general and administrative expenses decreased $241,000 or 10 percent to $2.1 million, compared with $2.3 million in the same period a year ago. The decrease was a result of lower non-cash charges related to restricted stock issued in earlier periods offset by increased employee recurring charges.

The company will present a full business update during a conference call today, Tuesday, Aug. 7, at 1:30 p.m. PDT. To listen to the call, please dial (303) 262-2075 or (800) 218-0713 (toll free). A replay of the call will be available on the company's website at http:// www.mathstar.com.

About MathStar, Inc.

MathStar is a fabless semiconductor company offering best-in-class, high performance programmable logic solutions. MathStar's Field Programmable Object Array (FPOA) can process arithmetic and logic operations at clock rates at 1 gigahertz, which is up to four times faster than even the most advanced FPGA architectures in many applications. MathStar's Arrix family of FPOAs are high-performance programmable solutions that enable customers in the machine vision, high-performance video, medical imaging, security & surveillance and military markets to rapidly and cost effectively innovate and differentiate their products. FPOAs are available now and are supported by development tools, IP libraries, application notes and technical documentation. For more information, please visit www.mathstar.com.

Statements in this press release, other than historical information, may be "forward-looking" in nature within the meaning of Section 21E the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and assumptions. These statements are based on management's current expectations, estimates and projections about MathStar and its industry and include, but are not limited to, those set forth in the section of MathStar's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2007 under the heading "Risk Factors." MathStar undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

                                 MathStar, Inc.
                            Condensed Balance Sheets
                                   (Unaudited)


                                                                                         December 31,   June 30,
                                                                                             2006         2007
                                                                                         ------------- ------------
                                                                                              (In Thousands,)
Assets
Current assets
   Cash and cash equivalents                                                             $     12,891  $    38,583
   Restricted cash                                                                                103          105
   Accounts receivable                                                                             14          131
   Inventory                                                                                      610          736
   Prepaid expenses and other current assets                                                    1,231          750
                                                                                         ------------- ------------
     Total current assets                                                                      14,849       40,305
Property and equipment, net                                                                       487          461
Other assets                                                                                      278          444
                                                                                         ------------- ------------
     Total assets                                                                        $     15,614  $    41,210
                                                                                         ============= ============

Liabilities and Stockholders' Equity
Current liabilities
   Accounts payable                                                                      $      1,791  $       993
    Deferred revenue - Net                                                                         --          139
   Accrued expenses                                                                             1,206          999
                                                                                         ------------- ------------
     Total liabilities                                                                          2,997        2,131
                                                                                         ------------- ------------
Commitments and contingencies
Stockholders' equity
   Preferred stock, $0.01 par value; 10,000 shares authorized; no shares issued and
     outstanding                                                                                   --           --
   Common stock, $0.01 par value; 90,000 shares authorized; 20,922 and 45,907 shares
     issued and outstanding at December 31, 2006 and June 30, 2007, respectively                  209          459
   Additional paid-in capital                                                                 118,545      154,759
   Accumulated deficit                                                                       (106,137)    (116,139)
                                                                                         ------------- ------------
     Total stockholders' equity                                                                12,617       39,079
                                                                                         ------------- ------------
     Total liabilities and stockholders' equity                                          $     15,614  $    41,210
                                                                                         ============= ============

                                 MathStar, Inc.
                       Condensed Statements of Operations
                                   (Unaudited)
                   (in thousands except for per share amounts)



                                           Three Months Ended              Six Months Ended
                                                June 30,                       June 30,
                                      -----------------------------  ------------------------------
                                          2006           2007            2006            2007
                                      -------------- --------------  -------------- ---------------

Revenue                               $          10  $         120   $          18  $          212
Cost of goods sold                                5             54               6             123
                                      -------------- --------------  -------------- ---------------
   Gross margin                                   5             66              12              89
                                      -------------- --------------  -------------- ---------------
Operating expenses:
   Research and development                   3,200          2,607           6,026           5,732
   Selling, general and
     administrative                           2,348          2,107           4,551           4,569
                                      -------------- --------------  -------------- ---------------
                                              5,548          4,714          10,577          10,301
                                      -------------- --------------  -------------- ---------------
     Operating loss                          (5,543)        (4,648)        (10,565)        (10,212)
Interest income                                 160            107             350             226

Other income /( loss), net                       --            (14)             --             (16)
                                      -------------- --------------  -------------- ---------------


                                      -------------- --------------  -------------- ---------------
     Net loss                         $      (5,383) $      (4,555)  $     (10,215) $      (10,002)
                                      ============== ==============  ============== ===============

Basic and diluted net loss per
   share                              $       (0.31) $       (0.19)  $       (0.60) $        (0.44)
                                      ============== ==============  ============== ===============
Weighted average basic and diluted
   shares outstanding                        17,104         24,135          17,037          22,525
                                      ============== ==============  ============== ===============